Exhibit 99.1

Boyd Bros. Reports Improved Second Quarter Results, as Net Income
Rises 45% to $933,541 or $0.32 Per Diluted Share

    CLAYTON, Ala.--(BUSINESS WIRE)--Aug. 11, 2004--Boyd Bros. Transportation Inc. (NASDAQ/SmallCap:BOYD) today reported improved financial results for the second quarter and six-month period ended June 30, 2004.
    For the second quarter ended June 30, 2004, operating revenues rose 10% to $37,896,315 from $34,368,130 in the comparable period last year. Pre-tax income for the second quarter increased 42% to $1,564,426 versus $1,105,421 in the year-earlier quarter, while net income rose 45% to $933,541 or $0.32 per diluted share from $645,291 or $0.23 per diluted share in the second quarter of 2003.
    For the first six months of 2004, operating revenues rose 8% to $72,245,206 from $66,945,608 in the same period last year. Pre-tax income for the first six months of 2004 virtually doubled to $2,204,779 compared with $1,112,272 last year, while net income for the first six months of 2004 rose 102% to $1,310,227 or $0.44 per diluted share from $649,477 or $0.23 per diluted share in first half of 2003.
    The Company's higher operating revenues for the second quarter and first half of 2004 reflected higher revenue per mile in both the Company's Boyd and WTI divisions. Operating revenues for both of these divisions included combined total fuel surcharges of $1,821,558 and $1,023,291 in the second quarter of 2004 and 2003, respectively, and $2,982,175 and $2,014,855 for the first half of 2004 and 2003, respectively. Revenue from the Company's third division, Logistics, totaled $2,867,027 and $2,421,732 in the second quarter of 2004 and 2003, respectively, and $5,695,115 and $5,160,632 in the first half of 2004 and 2003.
    Commenting on the announcement, Gail B. Cooper, President and Chief Executive Officer, said, "During the second quarter, we continued to see stronger economic activity across virtually all our markets, which translated into higher freight revenue for the period. Significantly higher revenue per mile and fuel surcharges helped counter ongoing cost pressures with respect to fuel and operating supplies, insurance and claims, and other costs, as well as the pressures created by the continued shortage of qualified drivers facing the industry. As we look ahead to the balance of 2004, we remain cautiously optimistic that the improving fundamentals we see in our business can be sustained, barring another downturn in the economy, further spikes in key cost areas, particularly for fuel, or unexpected safety incidents."
    Boyd Bros. Transportation Inc. is one of the largest flatbed trucking companies in the United States. The Company provides transportation services to high-volume, time-sensitive customers, primarily in the steel and building materials industries, and operates throughout most of the continental United States. For more information about the Company, visit Boyd Bros. on the Internet at www.boydbros.com.

    With the exception of historical information, the matters discussed and statements made in this release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Specifically, this release contains forward-looking statements with respect to expectations regarding the freight business and the economy and results in future quarters and for the year. Whenever possible, the Company has identified these forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934) by words such as "anticipates," "may," "believes," "estimates," "projects," "expects" and "intends" and words of similar import. Forward-looking statements contained in this release involve certain assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements. In particular, there can be no assurance that business conditions and the economy will improve, including the transportation and construction sectors in particular; that costs associated with increased insurance and claims costs, and liability claims for which the Company is self-insured will not have a material adverse effect on the Company; that the Company will be able to recruit and retain qualified drivers; that the Company will be able to control internal costs, particularly rising fuel costs that may or may not be passed on to the Company's customers; that departures and defaults by owner-operators will not have a material adverse effect on the Company; or that the cost of complying with governmental regulations that are applicable to the Company will not have a material adverse effect on the Company. These assumptions, risks and uncertainties include, but are not limited to, those discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



                    BOYD BROS. TRANSPORTATION INC.
              Unaudited Consolidated Statements of Income

                   Three Months Ended           Six Months Ended
                        June 30,                    June 30,
                -------------------------   -------------------------
                   2004          2003          2004          2003
                -----------   -----------   -----------   -----------
Operating
  revenues      $37,896,315   $34,368,130   $72,245,206   $66,945,608
Operating
  expenses       36,057,600    32,954,104    69,514,454    65,193,591
                -----------   -----------   -----------   -----------
Operating
  income          1,838,715     1,414,026     2,730,752     1,752,017
Other expense      (274,289)     (308,605)     (525,973)     (639,745)
                -----------   -----------   -----------   -----------
Income before
  provision for
  income taxes    1,564,426     1,105,421     2,204,779     1,112,272
Provision for
  income taxes      630,885       460,130       894,552       462,795
                -----------   -----------   -----------   -----------
Net income      $   933,541   $   645,291   $ 1,310,227   $   649,477
                ===========   ===========   ===========   ===========
Net income per
  share-basic   $      0.34   $      0.24   $      0.48   $      0.24
                ===========   ===========   ===========   ===========
Net income per
 share-diluted  $      0.32   $      0.23   $      0.44   $      0.23
                ===========   ===========   ===========   ===========
Weighted average
  shares
  outstanding:
    Basic         2,711,966     2,710,673     2,711,966     2,710,669
    Diluted       2,951,199     2,836,549     2,950,927     2,837,684


                    BOYD BROS. TRANSPORTATION INC.
                 Unaudited Consolidated Balance Sheets

                                                    June 30,
                                            -------------------------
                                               2004          2003
                                            -----------   -----------
Current assets                              $21,123,463   $18,281,145
Property and equipment, net                  51,642,076    52,615,673
Other assets                                  8,587,964    10,729,777
                                            -----------   -----------
  Total assets                              $81,353,503   $81,626,595
                                            ===========   ===========

Current liabilities                         $22,484,799   $27,549,761
Long-term debt                               19,105,310    15,578,090
Deferred income taxes                        12,365,398    12,122,259
Stockholders' equity                         27,397,996    26,376,485
                                            -----------   -----------
  Total liabilities and stockholders'
    equity                                  $81,353,503   $81,626,595
                                            ===========   ===========

    CONTACT: Boyd Bros. Transportation Inc., Clayton
             Richard C. Bailey, 334-775-1221